EXHIBIT 99

Pro Forma Adjusted EBITDA Reconciliation
Ionics (FYE December 31)
LTM
($mm)	9/30/2003
Reported EBT	(32.8)
Equity Income	1.8
Net Interest Expense	(2.3)
Reported EBIT	(33.3)
Goodwill Impairment	12.7
Non Recurring Items (1)	13.7
EBIT excluding Goodwill Impairment and
Non Recurring Items	(6.9)

EBIT - Elite New England (2)	0.3

EBIT - Custom Fabrication (3)	(0.4)

EBIT - Watertec (4)	0.1
EBIT excluding Goodwill Impairment,
Non Recurring Items, and Divestitures	(6.9)
Reported Depreciation & Amortization	26.5
Divestiture Depr. & Amort. Adjustment	(2.1)
EBITDA excluding Goodwill Impairment,
Non Recurring Items, and Divestitures	17.5
Cash from Affiliates	1.9
Cost Savings	9.5

Adjusted EBITDA (5)	29.0

Ecolochem (FYE September 30)
12 Months
($mm)	9/30/2003
Reported EBT	38.7
Other, net	(13.2)
Net Interest Expense	0.4
Reported EBIT	25.8

Gain on sale of property	(0.2)
Non Recurring Items (6)	2.5

Adjusted EBIT	28.1

Reported Depreciation & Amortization	11.9

Adjusted EBITDA (7)	40.1

(1)	$5.0mm in restructuring and impairment of long-lived assets reported in latest 10Q, $4.8mm product retrofit, $2.1mm Ireland Home Water shutdown, $0.8mm Watertec shutdown, and $1.0mm other

(2)	Expected to be divested in 1Q 2004

(3)	Expected to be divested in 2004

(4)	Expected to be divested/shutdown 2004

(5)	Appears on slides 6 and 12

(6)	Patent infringement, legal fees and officer salaries

(7)	Appears on slide 4

IONICS

# Proposed acquisition of Ecolochem

January 2004

# Safe Harbor Statement Under Private Securities Litigation Reform Act of 1995

**Certain of the matters I will discuss today, and certain information in the slides that follow, will consist of forward-looking statements, including without limitation expectations concerning funding and total cost of the Ecolochem transaction, the contribution to be made by Ecolochem to Ionics' future revenues and earnings, future financial performance of the Ecolochem business, the benefits of the acquisition to Ionics and its shareholders, post-combination management positions, future operating and marketing plans, goals, and initiatives of the combined businesses, future market trends, the ability of the combined entities to take advantage of and benefit from such trends, and the market presence of Ionics and its expected growth. Listeners are cautioned that forward-looking statements are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risk factors are discussed in previous press releases issued by Ionics concerning the Ecolochem transaction, and in Ionics' most recent annual report on SEC Form 10-K for the fiscal year ended December 31, 2002.**

# Proxy Solicitation Statement

Ionics has filed a proxy statement and other documents with the SEC regarding the issuance and resale of Ionics common stock in connection with the proposed acquisition of the Ecolochem companies, which will be a topic of this presentation. Investors are encouraged to read the proxy statement because it contains important information. A definitive proxy statement has been sent to Ionics stockholders seeking their approval of this stock issuance, among other matters. Investors and security holders may obtain a copy of the proxy statement and any other relevant documents filed by Ionics with the SEC, at no charge at the SEC's website at www.sec.gov, and at the Investor Information page of Ionics' website, www.ionics.com. Copies of the proxy statement and other documents filed by Ionics with the SEC may also be obtained free of charge by directing your request to the Investor Relations department of Ionics, Incorporated, 65 Grove Street, Watertown, Massachusetts 02472, telephone number 617-926-2500.

Ionics and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of Ionics stockholders. These individuals may have an interest in the Ecolochem acquisition, the related issuance of common stock, or both, including as a result of holding options or shares of Ionics common stock. A list of the names, affiliations, and interests of the participants in the solicitation are contained in the proxy statement relating to these transactions filed with the SEC.

## Table of Contents

# Transaction Summary / Sources and Uses

- On November 19, 2003 Ionics announced it would acquire Ecolochem, a privately-held provider of emergency, short- and long-term mobile water treatment services to power, petrochemical and other industrial customers
- The acquisition values Ecolochem at $359mm, excluding fees and expenses, which represents 8.9x LTM 9/30/03 Adjusted EBITDA of $40.1mm
- Consideration to Ecolochem will be comprised of $215mm in cash and $144mm in Ionics stock (4.9mm shares) (1), (2)
- Post–transaction, the Dickerson family (current owners of Ecolochem) will ultimately own less than 20% of Ionics

| Sources ($mm) | |
|---|---|
| Cash | $56 |
| Revolving Credit Facility (3) | 0 |
| Term Loan | 175 |
| Ionics Stock (1), (2) | 144 |
| **Total Sources** | **$375** |

| Uses ($mm) | |
|---|---|
| Purchase of Ecolochem | $344 |
| 338(h)(10) Election | 15 |
| Refinance Existing Debt | 3 |
| Fees and Expenses | 13 |
| **Total Uses** | **$375** |

*(1) 4.9mm shares based on average of day before, day of and day after Ionics share price at transaction announcement*

*(2) Ionics has the option to replace 0.5mm of shares with cash*

*(3) $75.0 million available ($60.0 million LC sub-limit; $42.8mm LC outstanding as of 12/4/03)*

IONICS

# Pro Forma Capitalization – 9/30/03

| ($mm) | Ionics | Ecolochem [1] | Adj. | Pro Forma | % |
|---|---|---|---|---|---|
| Cash | 130 | – | (56) | 74 | |
| New Revolver | – | – | – | – | – |
| New Term Loan | – | – | 175 | 175 | 23% |
| Other Ionics Debt | 15 | – | (3) | 12 | 2% |
| TOTAL DEBT | 15 | – | 172 | 187 | 25% |
| SHAREHOLDERS' EQUITY | 424 | – | 147 | 571 | 75% |
| **TOTAL CAPITALIZATION** | **439** | – | **319** | **758** | **100%** |

*(1) Acquisition will be net debt and cash free*

**The transaction will be financed with a balanced mix of debt and equity, reflecting prudent financial philosophy**

IONICS

# Pro Forma Statistics – 9/30/03

| ($mm) | LTM 9/30/03 Ionics [(1)] | LTM 9/30/03 Pro Forma [(2)] |
|---|---|---|
| Adjusted EBITDA [(3)] | 29.0 | 69.0 |
| Interest Expense | 0.7 | 7.9 |
| CapEx | 27.5 | 42.8 |
| **Coverage Ratios** | | |
| Adjusted EBITDA/Interest Expense (x) | nm | 8.7 |
| (Adjusted EBITDA – CapEx)/Interest Expense (x) | nm | 3.3 |
| **Leverage Ratios** | | |
| Total Debt/Adjusted EBITDA (x) | 0.4 | 2.7 |
| FFO/Debt (%) | nm | 27.1 |
| Debt/Capitalization (%) | 3.3 | 24.8 |

*(1) Pro forma for ongoing operations*

*(2) Pro forma for ongoing operations and Ecolochem acquisition*

*(3) Adjusted EBITDA excludes equity income and includes add backs for non recurring items, cash dividends from affiliates and restructuring cost savings*

**Equity component of transaction yields conservative debt statistics**

# Anticipated Income Statement Impact ($mm)

| | Ionics 2004 Forecast | Anticipated Following Acquisition |
|---|---|---|
| Revenue | $350 | $460 |
| Gross profit | 105 | 147 |
| EBIT | 16 | 36 (3) |
| EPS – before restructuring charge | $0.60 | $0.74 (3) |
| EPS – before restructuring charge and transaction amortization | $0.60 | $0.91 |
| EPS - reported | $0.40 | $0.59 |

(1) Post restructuring activities.

(2) Assumes company is combined for all of 2004.

(3) Includes $5.8 million in intangible asset amortization.

## Table of Contents

IONICS

# Introduction to Ionics

**Core Business**

- Supplier of water-treatment and water purification systems

**Core Competencies**

- Analytics knowledge
  - Sensitivity to low contaminant levels
  - Real time feedback
- Process design expertise
- Plant operating experience
  - Varied treatment processes
  - Diverse operating environments
- Water Applications
  - Municipal – desalination
  - Industrial – "ultrapure" water, reuse
  - Commercial – Point-of-Entry and Point-of-Use

**Competitive Position**

- Technology leader in water treatment system design
- Leading operator of water demineralization systems









# Introduction to Ecolochem

**Core Business**

- Mobile and emergency water treatment

**Services Provided**

- Emergency service
  - Rapid response
  - Short-term contracts
- Supplemental service
  - Planned usage
  - Medium-term contracts
- Build-own-operate (BOO)
  - Long-term contracts

**Ownership**

- Privately-held company in operation for over 30 years

**FY03 Financials (1)**

- $108.9mm Revenue
- $40.1mm Adjusted EBITDA





*(1) Year ended 09/30/03*

# A Compelling Strategic Combination

| Ionics Today | | Acquisition of Ecolochem |
|---|---|---|
| ■ Leading integrated manufacturer of membranes and systems<br>■ Leading operator of water desalination facilities<br>■ Diverse portfolio of build-own-operate facilities | + | ■ Leading provider of emergency and mobile water treatment services<br>■ Adds recurring service-based revenue stream<br>■ Adds complementary portfolio of build-own-operate facilities<br>■ Significantly enhanced cash flow generation |

**Builds on and expands Ionics' existing core competencies**

# Substantial Cash Flow Contribution

**PF 2003 Revenue (1)**

**Total: $432mm**


Ecolochem
24%
Ionics
76%

**PF 2003 Adjusted EBITDA (1)**

**Total: $69mm**


Ecolochem
55%
Ionics
45%

*(1) Year ended 9/30/03*

**Ecolochem's high margins offer significant cash flow benefits to Ionics**

# Diversified and Recurring Revenue Streams

**PF 2003 Revenue by Segment (1)**

**Total: $432mm**


Consumer Water
6%
Instruments
8%
Plant Operations
49%
Equipment
37%

**PF 2003 Recurring Revenue (1)**

**Total: $432mm**


Recurring
52%
Non-Recurring
48%

*(1) Year ended 9/30/03*

**Expands Ionics' presence in higher margin, recurring "Operations" activities**

IONICS

# Technology Synergies

Ionics membrane technology...







... vertically integrated into Ecolochem's service offering



# Complementary Geographies


Ionics
Ecolochem
Overlap

**Potential to leverage facilities and sales & marketing personnel globally**

# Complementary Customer Base

| Ecolochem | Ionics |
|---|---|
| Reliant Energy, TVA, DuPont, FPL Group, Southern Company, ExxonMobil | Resorts & Municipalities, Corona Extra, Motorola, LG Electronics, ConocoPhillips, ST, Seagate, PG&E |

**Ecolochem contributes a strong presence with power and petrochemical customers**

# Cost Savings Not Reflected in Forecast

- Membrane supply
- EDI systems supply
- RO systems supply
- Facilities rationalization
  - Overlap in California and Texas
- Overhead reduction
- Insurance
- Benefits plan

**Additional upside not included in projections**

# Defined Integration Plan

- **Overall Coordination/Management Responsibilities**
  - define leadership and support roles
- **Overall Management Structure**
  - development of a final organization and management structure (including compensation and stock option arrangements)
- **Sales & Marketing**
  - development of Sales & Marketing structures (Americas, Europe, Middle East & Asia)
- **Operations**
  - integration of the respective Service Businesses (only geographic overlap occurs in Texas and Southern California)
  - integration of European finance and administrative functions into a shared services center approach for the key markets of U.K., Italy, Middle East and Spain
- **Manufacturing and Purchasing**
  - rationalization of manufacturing/assembly operations, consolidation of parts lists/materials requirements and centralization of Purchasing

**Integration team consisting of 13 executives from Ionics and Ecolochem**

# Defined Integration Plan (continued)

- **Project/Equipment/Engineering**
  - develop Engineering organization structure to support restructured proposals organization with an eye towards expanded opportunities in Reverse Osmosis and EDI systems
- **Finance and Accounting**
  - definition of near-term reporting structure for 2004 to facilitate required SEC reporting (including readiness assessment for Sarbanes-Oxley)
- **Human Resources**
  - harmonization of Post-Retirement Plans, development of integrated health and welfare benefits plans for implementation starting July 1, 2004
- **MIS**
  - complete detailed assessment of Ecolochem's Epicor system, create reporting link for 2004 "bridge period" and prepare for integration in early 2005 into Ionics' new ERP system (Oracle) scheduled to go live in Q3 2004.

**Integration team consisting of 13 executives from Ionics and Ecolochem**

## Transaction Rationale Summary

- Reinforces strategic focus on water services with recurring revenue

- Sales and operating synergies
  - End markets
  - Geographies
  - Technology

- Expected to be accretive to shareholders

## Table of Contents

IONICS

# Ionics Today – A Leading Water Treatment Systems Provider

- Leading integrated manufacturer of membranes and systems
- Leading operator of water desalination facilities
- Diverse portfolio of build-own-operate (BOO) facilities
- Leading provider of zero liquid discharge technology
- Leading provider of ultrapure water systems for microelectronics
- Key provider of Point-of-Entry (POE) and Point-of-Use (POU) systems
- Large and growing presence in water reuse markets

**A global leader in water treatment and purification products and services**

# Ionics History – Building the Core Competencies


1948
Founded in Massachusetts with the invention of the ion exchange membrane used to desalinate water
1955
Initial Public Offering
1986
Started Aqua Cool business
1988
First triple-membrane trailer for nuclear applications
1990
Listed on NYSE
2001
Awarded Kuwait waste water treatment contract
2002
Start-up of the largest seawater reverse osmosis desalination plant in the Western Hemisphere in Trinidad
1940
1950
1960
1970
1980
1990
2000
1950
Awarded first patent on the ion-exchange membrane
1973
Received first commercial Cloromat® order
1986
First seawater RO facility
1991
Commercialized first large-scale electrodeionization (EDI) system
1996
Acquired Aquadesign Inc. for $10mm
2001
Divested Aqua Cool Pure Bottled Water business for $207mm
2003
Acquired CoolerSmart, Inc. for $7mm

**Ionics pioneered the ion-exchange membrane and the electrodialysis process over 50 years ago**

# Technology Leadership – "The Ionics Toolbox"

| Purification Process Employed | Applications |
|---|---|
| Electrodialysis Reversal (EDR) | Water Desalting, Wastewater Reuse, Nitrate Removal, Whey Demineral |
| Electrodeionization (EDI) | Ultrapure Water for Semiconductor Chip Manufacture, Hard Disc Drives, Power Generation |
| Reverse Osmosis (RO) | Seawater Desalting, Brackish Water Desalting, Nitrate Removal, High-Quality Process Water |
| Ultrafiltration (UF) | RO Pretreatment, Giardia and Crypto Removal from Municipal Drinking Water |
| Ion Exchange (IE) | Ultrapure Water for Electric Utilities, Petrochemical and Refining Complexes |
| Evaporation | Wastewater Reuse |
| Crystallization | Zero Liquid Discharge, Chemical Recovery |
| Adsorption | Drinking Water for Households |
| Ozonation | Drinking Water Disinfection, Ultrapure Water, Aquaria |

| Products Provided | |
|---|---|
| ▪ Membranes | Rugged, reliable ion exchange and pressure based membranes and a proven track record for unique and standard applications |
| ▪ Equipment and Systems | Complete range of choices from standard, pre-engineered systems to custom turnkey systems |
| ▪ Plant Operations | Extensive technical and financial expertise in designing, building, owning and operating complete water treatment facilities |

# Business Strategy

- Implement restructuring plan - reduce corporate redundancy and streamline the organization
- Grow Ionics' recurring revenue base by focusing on plant operations
  - Invest in BOO projects which have a minimum 10% return on equity
- Maintain size of Equipment segment at current levels and increase spare parts sales to existing installed-based
- Participate in the Point-of-Use cooler business with acquisition of CoolerSmart and expand existing home water softener business
- Grow Instrument business, as analytic implementation is essential for process control

# Diversified Operations


2002 Revenue by End-Market
Consumer 8%
Microelectronics 8%
Municipal 26%
Power 16%
Industrial 42%


2002 Revenue by Geography
Africa/Middle East 4%
Latin America 1%
Caribbean 5%
Australia 5%
Asia 5%
Europe 17%
USA 63%

## Table of Contents

# Ecolochem Today

- Strong, sustained reputation for providing timely, high-quality water treatment services and customer support for over 30 years
- Leading market share in the emergency mobile water treatment industry
- Ecolochem competes for mobile share primarily on the basis of:
  - True 24-hour service and support
  - Broad geographic coverage
  - Broad array of mobile technologies
  - World's largest mobile fleet
  - Only supplier in Europe offering a complete line of mobile treatment services
- Experienced technical organization
  - Over 150 Field Service Representatives
- Ecolochem has developed unique equipment system design and proprietary water treatment processes

**A leading provider of water treatment services**

# Ecolochem History

1970 1975 1980 1985 1990 1995 2000

- 1970 – Ecolochem's predecessor services U.S. Navy with demineralized water
- 1973 – Ecolochem, Inc. incorporated
- 1976 – St. Louis, MO regional service center opened
- 1980 – Norfolk, VA headquarters and service center and Houston, TX service center opened
- 1984 – Emergency reverse osmosis service introduced
- 1986 – Fontana, CA service center opened
- 1991 – East Hartford, CT service center opened
- 1992 – European service center opened in Peterborough, UK
- 1993 – Miami, FL service center opened
- 1999 – St. Peter's, MO service center opened replacing St. Louis, MO facility
- 2000 – Baytown, TX service center opened replacing Houston, TX facility; SecureTech® program introduced
- 2002 – Expansion of East Hartford, CT facility

**Continued geographic expansion since early 1970's**

IONICS

# Service Leadership

- Ecolochem has provided its services for 32 years in North America and over 10 years in Europe to a diversified customer base
  - Management estimates that over 50% of current customers have remained with Ecolochem for over 10 years
- Industries serviced include: nuclear and fossil fuel power, petrochemical and refining, pulp & paper, automotive, electronics, food & beverage, metals & minerals and pharmaceutical
- In FY2003 only one customer, TVA (6.5%), accounted for more than 5% of Ecolochem's total revenue
  - Top five customers represented 15% of revenue; top ten represented 24%
- Ecolochem has added significantly to its customer base over the last three years
  - 74 new ETO customers were added and 57 were renewed
  - More than 10 corporate-wide contracts were added for STE services
- Current backlog is over $200 million, which includes both fixed and variable income

**Strong customer relationships with long-term, high margin contracts**

IONICS

# 30 Years of Consistent Revenue Growth

## Ecolochem Historical Revenue ($mm)



Recession
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
1974
1975
1976
1977
1978
1979
1980
1981
1982
1983
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003

**26 years of year-over-year sales growth out of the last 30**

IONICS

# Ecolochem Financial Breakdown

**FY 2003 Revenue = $108.9mm**

**FY 2003 Revenue by End-Market**



Pulp & Paper 3%
Other¹ 6%
Refinery/ Petrochem 18%
Power 73%

**FY 2003 Revenue by Geography**



International 15%
US 85%

*FY 2003 ended 9/30/03*

*(1) Other End-markets includes Food, Automotive, Pharmaceuticals and Metals & Mining*

# Water Treatment Services Offering

**FY 2003 Revenue by Business Segment**


Other
2%
Supplemental
14%
Emergency
30%
Extended Term
54%









**70% of revenue is recurring**

# Ecolochem – Extended Term Outsourcing

% of Revenue


54%

- Extended Term Outsourcing includes Ecolochem's customer-facility BOO and long-term mobile service contract business
- The Technology used is identical to that used in mobile services, but is installed at a customer's facility
- The service term is approximately 5-10 years, but can range from as short as 12 months to 15 years or longer

IONICS

# Ecolochem – Emergency Services

% of Revenue


30%

- Emergency services for customers that have a temporary need for treated water
  - A customer experiences a period of high demand for treated water
  - A problem exists with a customer's own water treatment equipment
  - The raw water supply deteriorates
- Customers have immediate access to Ecolochem's logistics center 24 hours a day, seven days a week
- A mobile water treatment unit will depart from a service center usually within two hours of initially being contacted
- On arrival, the mobile unit can be quickly placed into service

# Ecolochem – Supplemental Services

% of Revenue


14%

- Supplemental services, similar to emergency services, fulfill customers' interim treated water requirements
- Supplemental services are provided to customers with some advance planning for
  - New plant commissioning services
  - Scheduled plant outages, inspections or repairs
  - Period of peak production
  - Chemical cleaning
- Supplemental services also offered to certain customers that outsource 100% of their treated water requirements, such as merchant and peak power suppliers